Exhibit 99.2

Mister Car Wash to Be Taken Private by Leonard Green & Partners for $7.00 Per Share

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All-cash transaction delivers significant and certain value to Mister Car Wash stockholders at a premium of 29% to the volume-weighted average price of Mister Car Wash’s shares during the 90 days prior to and including February 17, 2026

•	Transaction unanimously approved and recommended by a Special Committee of the Mister Car Wash Board of Directors, composed entirely of independent directors

Tucson, Arizona, February 18, 2026 – Mister Car Wash, Inc. (the “Company” or “Mister Car Wash”) (Nasdaq: MCW), the nation’s leading car wash brand, today announced that it has entered into a definitive merger agreement pursuant to which investment funds managed by Leonard Green & Partners, L.P. (“LGP”) will purchase all of the outstanding shares of the Company’s common stock that are not already owned by LGP’s affiliates for $7.00 per share in cash, which implies a total enterprise value of the Company of $3.1 billion. LGP has been a long-term strategic partner to the Company since its initial investment in 2014 and is currently the beneficial owner of approximately 67% of the Company’s outstanding shares of common stock.

“Taking our company private will help us accelerate our growth by investing more boldly in our stores, our people, and our technologies to capture the multiple opportunities ahead. Most importantly, it brings us closer to fulfilling our vision of tripling our footprint while staying true to the values and mission that got us here,” said John Lai, the Company’s CEO.

The purchase price represents a premium of 29% to the volume-weighted average price of the shares during the 90 days prior to and including February 17, 2026.

The transaction was unanimously approved and recommended by a Special Committee of the Mister Car Wash Board of Directors, composed entirely of independent directors and which was advised by its own financial and legal advisors. After receiving the Special Committee’s recommendation, the Board of Directors unanimously approved the transaction, with all directors affiliated with LGP recusing themselves from the decision.

Upon completion of the transaction, Mister Car Wash’s common stock will no longer be listed on Nasdaq, and Mister Car Wash will become a privately held company owned by investment funds managed by LGP.

The transaction is expected to close in the first half of 2026, subject to obtaining regulatory approvals and the satisfaction or waiver of other customary closing conditions.

Fourth Quarter and Full Year 2025 Earnings Conference Call Update

Separately, Mister Car Wash is announcing this morning, in a separate press release, its financial results for the fourth quarter and fiscal year ended December 31, 2025, which will also be available on the “Investor Relations” section of the Company website. In light of today’s announced transaction with LGP, the Company has canceled its earnings call that was previously scheduled for 4:30 p.m. Eastern Time today.

Advisors

BofA Securities Inc. and Centerview Partners LLC are acting as financial advisors and Morris, Nichols, Arsht & Tunnell LLP is acting as legal counsel to the Special Committee of the Mister Car Wash Board of Directors. Latham & Watkins LLP is acting as legal counsel to Mister Car Wash and Simpson Thacher & Bartlett LLP is acting as legal counsel to LGP.

About Mister Car Wash | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash operates approximately 550 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more, visit www.mistercarwash.com.

About LGP

LGP is a leading private equity investment firm founded in 1989 and based in Los Angeles with over $75 billion of assets under management. The firm partners with experienced management teams and often with founders to invest in market-leading companies. The firm primarily focuses on services, including consumer, healthcare, and business services, as well as distribution and industrials. For more information, please visit www.leonardgreen.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “will,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

These risks and uncertainties include, among other things, statements regarding the expected effects of the proposed merger of the Company with a subsidiary of LGP (the “Merger”) on the Company, the expected effects on the Company if the Merger is not completed, the expected benefits and detriments of the Merger to the stockholders of the Company who are not affiliated with LGP, and the expected timeline for completion of the Merger. Statements regarding future events are based on the Company’s current expectations, estimates and projections and are necessarily subject to associated risks and developments related to, among other things, (i) the completion of the proposed Merger on the anticipated terms and timing, or at all, including the parties’ ability to obtain regulatory approvals and satisfy the other conditions to the completion of the Merger, (ii) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) the effect of the restrictions imposed by the definitive merger agreement entered into by the Company and affiliates of LGP (the “Merger Agreement”) during the pendency of the Merger, which may (a) disrupt the Company’s current plans and business operations, (b) impact the Company’s ability to pursue certain business opportunities or strategic transactions or (c) divert management’s attention from ongoing business operations, (iv) the ability of LGP to procure the financing required to complete the Merger, (v) the possibility that competing offers may be made, and the effect of such competing offers on the Merger and the parties’ respective rights under the Merger Agreement, (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (vii) the fact that the Company may be required to pay a termination fee to LGP if the Merger Agreement is terminated in certain circumstances, (viii) litigation being instituted against the Company, LGP, LGP’s affiliates or other parties, including their respective directors, managers or officers, in connection with the Merger, (ix) the uncertainty of the outcome of any such litigation and its effects on the parties to the Merger Agreement, (x) legislative, regulatory and economic developments, (xi) general economic conditions, (xii) the effect on the Company’s stock price if the Merger is not completed, which may decline significantly following the termination of the Merger Agreement, (xiii) the significant costs, fees and expenses the Company may incur in connection with the Merger, and (xiv) the effects on the Company of unknown liabilities related to the Merger.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, available at www.sec.gov. The forward-looking statements included in this communication are made only as of the date hereof. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This communication is being made with respect to the Merger, which constitutes a “going private transaction” subject to the requirements of Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Therefore, (i) the Company will file an information statement on Schedule 14C (the “Information Statement”) with the SEC and furnish the Information Statement in definitive form to the Company’s stockholders and (ii) certain participants in the Merger will file a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company and the other participants in the Merger may also file other relevant documents with the SEC regarding the Merger. This communication is not a substitute for the Information Statement (if and when available), the Schedule 13E-3 (if and when available) or any other document that the Company or the other participants in the Merger may file with the SEC with respect to the Merger.

STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, THE SCHEDULE 13E-3, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTICIPANTS IN THE MERGER.

Stockholders will be able to obtain the Information Statement, the Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and other documents filed by the Company with the SEC (in each case, if and when available), free of charge, at the SEC’s website at www.sec.gov or from the Company’s website at https://ir.mistercarwash.com.

Contacts

Investor Relations

Edward Plank, Mister Car Wash, Inc.

IR@mistercarwash.com

Media

media@mistercarwash.com